EXHIBIT (a)(1)(B)

EXPLANATORY NOTE

AVANTAIR, INC. HAS FILED THIS FORM OF LETTER OF TRANSMITTAL AS PART OF A PRE-COMMENCEMENT COMMUNICATION. THE TENDER OFFER HAS NOT COMMENCED AND AVANTAIR, INC. AND ITS AGENTS WILL NOT ACCEPT TENDERS AT THIS TIME. AVANTAIR, INC. WILL ISSUE A PRESS RELEASE ANNOUNCING THE COMMENCEMENT OF THE TENDER OFFER ONCE IT HAS BEGUN.

THIS FORM OF LETTER OF TRANSMITTAL IS FOR INFORMATIONAL PURPOSES ONLY. AVANTAIR, INC. WILL FILE A FINAL LETTER OF TRANSMITTAL UPON COMMENCEMENT OF THE OFFER AND ADVISES YOU TO READ THIS FINAL LETTER OF TRANSMITTAL WHEN AVAILABLE BECAUSE THIS LETTER WILL CONTAIN IMPORTANT INFORMATION. YOU CAN GET THE FINAL LETTER OF TRANSMITTAL, WHEN AVAILABLE, FOR FREE AT THE COMMISSIONER’S WEB SITE (WWW.SEC.GOV) OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

LETTER OF TRANSMITTAL

TO PURCHASE WARRANTS

OF

AVANTAIR, INC.

PURSUANT TO THE OFFER

____ __, 2008

THE OFFER AND RESCISSION RIGHTS EXPIRE AT 5 P.M., U.S. EASTERN STANDARD TIME
ON _______ __, 2008 UNLESS THE OFFER IS EXTENDED

THE DEPOSITARY FOR THE OFFER IS:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

BY MAIL, HAND OR OVERNIGHT DELIVERY:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
17 BATTERY PLACE, 8TH FLOOR
NEW YORK, NY 10004

BY FACSIMILE TRANSMISSION:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
FACSIMILE: (212) 509-5150

CONFIRM BY TELEPHONE:
(212) 509-4000 ext. 536

DESCRIPTION OF WARRANTS TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Warrant Certificate(s))	Warrant Certificate(s) and Warrant(s) Tendered (Attach additional list, if necessary)
	Certificate nos.*	No. of warrants represented by certificate**	No. of warrants tendered

1a. Warrants exercised by paying the reduced exercise price of $3.00 for one share of common stock***
1b. Aggregate exercise price to be paid***			$
2. Warrants exercised on a cashless basis by exchanging ten warrants for one share of common stock***
3. Total warrants tendered and exercised***

*	The certificate number need not be completed if warrants are being tendered through DTC.
**	If warrants are tendered through DTC, enter the total number of warrants in a single line.
***
The number in line 1a corresponds to the total of Column A of Box 1 below. The number in line 1b corresponds to the total of Column C of Box 1 below and is equal to line 1a multiplied by $3.00. The number in line 2 corresponds to the total of Column X of Box 1 below and must be (i) a multiple of ten and (ii) no more than the product of Line 1a multiplied by ten. The number in Line 3 equals the sum of Line 1a and Line 2 and is the total number of warrants exercised. If certificates representing a greater number of warrants have been tendered, a certificate representing the excess will be returned.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:

The undersigned hereby exercises the above described warrants (“Warrants”) to purchase shares of common stock, par value $.0001 (“Common Stock”), of Avantair, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s Offer Letter, dated ____ __, 2008 and in this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to the holders of Warrants (“Holders”), which were issued by Ardent Acquisition Corporation, its legal predecessor, in its initial public offering, as follows:

•
A Holder may engage in a cash exercise by paying a reduced cash exercise price of $3.00 per share of Common Stock underlying the Warrants. A Holder may exercise on a cash basis as few or as many Warrants as the Holder elects.

•
For each Warrant a Holder exercises by paying the reduced cash exercise price, the Holder has the option to engage in one cashless exercise by exchanging ten (10) additional Warrants for one (1) additional share of Common Stock. Thus, the total number of Warrants exchanged on a cashless basis may not exceed the product of the total number of Warrants exercised on cash basis multiplied by ten. Warrants exchanged in a cashless exercise will only be accepted in groups of ten and no shares or fractional shares of Common Stock will be issued with respect to a group of warrants of nine or less. Exercising Warrants on a cashless basis is at the option of the Holder and is not a requirement to participating in the cash exercise described above.

NO FRACTIONAL SHARES WILL BE ISSUED IN THE OFFER. WARRANTS EXCHANGED IN A CASHLESS EXERCISE WILL ONLY BE ACCEPTED IN GROUPS OF TEN.

WARRANTS WHICH ARE NOT TENDERED DURING THE OFFER PERIOD WILL THEREAFTER RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT $5.00 EXERCISE PRICE AND EXPIRATION DATE OF FEBRUARY 23, 2009.

IT IS THE COMPANY’S CURRENT INTENT NOT TO CONDUCT ANOTHER OFFER TO PROMOTE THE EARLY EXERCISE OF THE WARRANTS, BUT THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE WARRANT TERMS. PURSUANT TO THEIR ORIGINAL TERMS, THE WARRANTS MAY BE REDEEMED IN WHOLE AND NOT IN PART AT A PRICE OF $0.01 PER WARRANT IF THE SALES PRICE OF THE COMPANY’S COMMON STOCK EQUALS OR EXCEEDS $8.50 PER SHARE FOR ANY 20 TRADING DAYS WITHIN A 30 TRADING DAY PERIOD ENDING 3 BUSINESS DAYS BEFORE A NOTICE OF REDEMPTION IS SENT.

Subject to and effective upon acceptance for exercise of the Warrants exercised hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby agrees to subscribe for shares of the Common Stock covered by such Warrant certificate, as described above, upon the tender of one Warrant at a reduced exercise price of $3.00 per one share of Common Stock or upon the combination of the tender of one Warrant at the reduced exercise price per one share of Common Stock and the tender of ten additional Warrants per one additional share of Common Stock, on a cashless basis, all as indicated on the first page of this Letter of Transmittal.

The undersigned acknowledges that they have been advised to consult with their own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a)
the undersigned has full power and authority to tender, subscribe for and purchase all of the Common Stock of the Company which may be received upon exercise of the Warrants pursuant to the methods of exercise;

(b)
he or she has good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

(c)	on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exercise of the Warrants tendered hereby;

(d)	the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e)	the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before checking any box below. This Letter of Transmittal is to be used only if (i) certificates are to be forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary) or (ii) delivery of Warrants is to be made by book-entry transfer to the depositary’s account at The Depositary Trust Company (“DTC”) pursuant to the procedures set forth in the Offer to Purchase.

If you desire to tender Warrants pursuant to the Offer and you cannot deliver your Warrant certificate(s) (or you are unable to comply with the procedures for book-entry transfer on a timely basis) and all other documents required by this Letter of Transmittal are delivered to the depositary prior to the Expiration Date, you may tender your Warrants according to the guaranteed delivery procedures set forth in the Section 2 of the Offer Letter titled “Procedure for Exercising and Tendering Warrants.”

Delivery of documents to DTC does not constitute delivery to the depositary.

“Expiration Date” means 5:00 P.M., Eastern Standard Time, on _______ __, 2008, unless and until the Company, in its sole discretion, extends the Offer, in which case the “Expiration Date” means the latest time and date at which the Offer, as extended, expires.

The name(s) and address(es) of the registered Holder(s) should be printed below, exactly as they appear on the certificates representing the Warrants tendered hereby. The certificate numbers, the number of Warrants represented by such certificates, and the number of Warrants that the undersigned wishes to tender and pursuant to which method, should be set forth in the appropriate boxes above.

THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF A WARRANT BY THE COMPANY FOR EXERCISE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER. NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

This Letter of Transmittal is to be completed by a Holder either if (i) Warrant Certificates are to be forwarded with this Letter of Transmittal or (ii) if the Warrants the Holder is electing to exercise are to be delivered by book-entry transfer pursuant to the procedures set forth in the Offer Letter under Section 2, “Procedure for Exercising and Tendering Warrants.” Delivery of documents to DTC or to the Company does not constitute delivery to the Warrant Agent.

The undersigned hereby: (i) elects to exercise the Warrants identified under “Election to Exercise” (Box 1, below); and (ii) agrees to purchase the Common Stock issuable thereunder and is submitting, if applicable, the applicable exercise price (by certified check or wire amount), in each case, pursuant to the terms and subject to the conditions described in the Offer Letter and this Letter of Transmittal. The undersigned is the registered owner of all such Warrants (or has a position with DTC covering the Warrants) and, as appropriate, represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Holders”) a duly completed and executed “Instructions to Registered Holder,” a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exercise the Warrants identified under “Election to Exercise” (Box 1, below) and the Company’s receipt of available funds equal to the amount of the applicable exercise price, if applicable, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Warrants being exercised hereby, waives any and all other rights with respect to such Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Warrants.

The undersigned hereby irrevocably constitutes and appoints the Warrant Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Warrants the undersigned is electing to exercise, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the Warrants the undersigned is electing to exercise (together with the applicable exercise price being tendered herewith) to the Company or cause ownership of such Warrants to be transferred to, or upon the order of, the Company, on the books of the Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Warrant Agent, as the undersigned’s agent, of the Common Stock to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exercise Warrants pursuant to the Offer; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised Warrants all in accordance with the terms and subject to the conditions of the Offer described in the Offer Letter.

Unless otherwise indicated under “Special Issuance Instructions” (Box 2, below), please issue the Common Stock for the exercised Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” (Box 3, below), please send or cause to be sent the certificates for the Common Stock (and accompanying documents, as appropriate) to the undersigned at the address shown above under “Description of Warrants” (on the cover page of this Letter of Transmittal) or provide the name of the account with the Warrant Agent or at DTC to which the Common Stock should be issued.

The undersigned understands that elections to exercise Warrants pursuant to the procedures described under Section 1, “General Terms” in the Offer Letter and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the Offer Letter under Section 1, “General Terms”, and subject to the conditions of the Offer set forth in the Offer Letter under Section 2.B., “Conditions of the Offer,” subject only to withdrawal of elections to exercise on the terms set forth in the Offer Letter under Section 3, “Rescission Rights.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned and of any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

The undersigned hereby represents and warrants that it has full power and authority to exercise, assign and transfer the Warrants the undersigned has elected to exercise pursuant to this Letter of Transmittal. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Company’s Warrant Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE BOXES.

☐	CHECK HERE IF THE WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Box 1
ELECTION TO EXERCISE

Complete the table below if you are electing to exercise Warrants by paying the reduced exercise price of $3.00 for one (1) share of Common Stock. You may elect to exercise any or all of your Warrants in this manner.

A	B	C	D
Number of Warrants Being Exercised	Exercise Price	Total Exercise Price (A multiplied by B)	Shares of Common Stock to Be Issued (equal to A)
$3.00 per Share

Complete the table below ONLY if you are electing to exercise some of your Warrants by tendering ten (10) Warrants for one (1) share of Common Stock. The number of Warrants exercised in this manner (Column X below) must be (i) a multiple of ten and (ii) no more than the total number from column A multiplied by ten.

X	Y	Z
Number of Warrants Being Exercised	Number of Warrants Required to Be Tendered	Shares of Common Stock to Be Issued (X divided by Y)
10 Warrants per Share

Box 2
SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if certificates for Common Stock purchased hereby are to be issued in the name of someone other than the undersigned. Issue certificates representing the shares of common stock to (please print):

Name(s):

Address(es):

Box 3
SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for Common Stock of the Company purchased are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below. Mail certificates representing the shares of common stock to (please print):

Name(s):

Address(es):

EXERCISING HOLDER SIGNATURE

Sign: x	Date:
Sign: x	Date:
(Signature of Registered Holder(s) or Authorized Signatory)

Note: The above lines must be signed by the registered holder(s) of Warrants as their name(s) appear(s) on the Warrants or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 5.

Name(s):

Capacity:

Address:

Telephone No.:

Taxpayer Identification No.:

GUARANTEE OF SIGNATURE(S)
If required, see Instructions 1 and 5.

Name of Firm:

Authorized Signature: x	Date:
Name:

Address:

Telephone No.:

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	GUARANTEE OF SIGNATURE.

No signature guarantee is required if either:

(a)
this Letter of Transmittal is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b)
such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c)	the Holders of such Warrants reside outside of the U.S. and are not otherwise tendering the Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2.	DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES.

This Letter of Transmittal is to be used only if:

•	certificates for Warrants are delivered with it to the depositary; or

•	the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary; or

•	an exercise of Warrants pursuant to the procedure for tender and exercise by book-entry transfer set forth in Section 2 of the Offer Letter.

Unless Warrants are being tendered and exercised by book-entry transfer, as described below, the following documents should be mailed or delivered to the depositary at the appropriate address set forth on the front page of this document and must be received by the depositary prior to the expiration of the Offer: (a) a properly completed and duly executed Letter of Transmittal or duly executed and manually signed facsimile copy of it, in accordance with the instructions of the Letter of Transmittal (including any required signature guarantees); (b) certificates for the Warrants being exercised; and (c) any other documents required by the Letter of Transmittal. If certificates are forwarded to the depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer to Purchase. In order for shares to be validly tendered by book-entry transfer, the depositary must receive, prior to the expiration date of the Offer, (a) confirmation of such delivery and (b) either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering shareholder has not delivered a Letter of Transmittal, and (c) all documents required by the Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exercising the Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.

If your Warrant certificates are not immediately available, you cannot deliver your shares and all other required documents to the depositary or you cannot complete the procedure for delivery by book-entry transfer prior to the expiration date, you may tender your shares pursuant to the guaranteed delivery procedure set forth in the Offer Letter. Pursuant to such procedure:

(i)	such tender must be made by or through an Eligible Institution;

(ii)
a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the depositary prior to the expiration of the Offer; and

(iii)
the certificates for all physically delivered Warrants in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the depositary’s account at DTC of all Warrants delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by this Letter of Transmittal, must be received by the depositary within three Over-the-Counter Bulletin Board trading days after the date the depositary receives such Notice of Guaranteed Delivery, all as provided in the Offer Letter.

The method of delivery of all documents, including Warrant certificates, the Letter of Transmittal and any other required documents, is at the election and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by the Offer Letter, no alternative or contingent exercises will be accepted.

3. INADEQUATE SPACE. If the space provided in the box captioned “Description of Warrants Exercised” is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. WARRANTS EXERCISED. Holders who choose to participate in the Offer, may exercise some or all of such holder’s Warrants pursuant to the terms of the Offer.

5. SIGNATURES ON LETTER OF TRANSMITTAL.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) If the Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c) If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Warrants or separate ordinary share power(s) are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate ordinary share power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or ordinary share power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e) If this Letter of Transmittal or any certificate(s) or ordinary share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6. SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS. If certificates for Common Stock purchased upon exercise of the Warrants are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 5.

7. IRREGULARITIES. All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

8. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Please direct questions or requests for assistance, or for additional copies of the Offer Letter, Letter of Transmittal or other materials, in writing to:

MORROW & CO., LLC
470 WEST AVENUE
STAMFORD, CT 06902
TOLL FREE NUMBER 800-607-0088

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO 5:00 P.M., U.S. EASTERN STANDARD TIME ON THE DAY OF THE EXPIRATION DATE.